UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 600

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, the Board of Directors (the “Board”) of The RealReal, Inc. (the “Company”) increased the size of the Board from 9 to 10 directors and appointed Karen Katz to the Board as a Class I Director, with her term expiring at the Company’s 2023 annual meeting of stockholders or upon her successor having been elected and qualified.

As a non-employee director, Ms. Katz is entitled to receive compensation arrangements in accordance with the Company’s Director Compensation Program, which includes an annual cash retainer of $35,000, paid quarterly, and an annual equity award of $165,000 in restricted stock units under the Company’s 2019 Equity Incentive Plan, which shall vest on the earlier of the one year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occuring after such date of grant, subject to continued service as a non-employee director through such vesting date. Initial cash retainers or equity awards would be adjusted pro rata for the first partial year of service. In addition, the Company will enter into its form of Indemnity Agreement with Ms. Katz, a copy of which has been filed as Exhibit 10.02 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 17, 2019.

There is no arrangement or understanding between Ms. Katz and any other persons pursuant to which Ms. Katz was appointed as a director. Furthermore, there are no transactions between Ms. Katz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On Feburary 17, 2021, the Board also appointed Rati Sahi Levesque, age 40, as President of the Company. Ms. Levesque has served as the Company’s Chief Operating Officer since April 2019 and will remain in that role. Ms. Levesque served as our Chief Merchant from May 2012 to March 2019. Previously, Ms. Levesque served as our Director of Merchandise from May 2011 to May 2012. Ms. Levesque’s base compensation will increase to $375,000, in part to recognize her increased responsibilities as President of the Company. Ms. Levesque will otherwise continue to participate in the usual compensation and benefit programs available to an executive officer of the Company, all as described in the Company’s proxy statement for its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2020. No family relationships exist between Ms. Levesque and any of the Company’s directors or other executive officers.

There is no arrangement or understanding between Ms. Levesque and any other persons pursuant to which Ms. Levesque was selected as President of the Company. Furthermore, there are no transactions between Ms. Levesque and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s announcement regarding the election of Ms. Katz to the Board and the appointment of Ms. Levesque as President of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	The RealReal Continues Building a More Diverse and Inclusive Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: February 19, 2021	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary